UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2005 (October 26, 2005)

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition

On October 26, 2005, Puget Energy, Inc. issued a press release announcing earnings for the third quarter ended September 30, 2005 for Puget Energy and Puget Sound Energy, Inc., Puget Energy's utility subsidiary. For the third quarter of 2005, Puget Energy reported net income from continuing operations of $5.9 million, or 6 cents per diluted share, compared to $11.1 million, or 11 cents per share for the comparable quarter in 2004. Puget Sound Energy reported third quarter 2005 net income of $6.2 million compared to third quarter 2004 net income of $9.6 million.

Item 8.01. Other Events

Concurrent with its earnings announcement referred to in Item 2.02 above, Puget Energy also announced its agreement to sell 15 million shares of its common stock. Puget Energy filed a shelf registration statement (Registration No. 333-124153) on Form S-3 under the Securities Act of 1933, as amended, on April 19, 2005 (the “Registration Statement”). The Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective on May 4, 2005. The Registration Statement was supplemented by a Prospectus Supplement that will be filed with the Commission on or about October 27, 2005. On October 26, 2005, Puget Energy entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. in connection with Puget Energy's public offering of 15,000,000 shares of its common stock at a public offering price of $20.80 per share. Net proceeds from the transaction, after underwriting discounts and before expenses, of approximately $310,050,000 million will be invested in Puget Sound Energy and will be used to reduce short-term debt incurred primarily to fund the utility’s construction program. Lehman Brothers has a 30-day option to purchase up to an additional 1,690,000 shares of common stock upon the underwriter’s exercise in full of an over-allotment option. The shares of common stock issued in the offering are a portion of the securities that were registered by the Puget Energy pursuant to the Registration Statement.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement relating to the public offering of the Shares, and all such exhibits are hereby incorporated into the Registration Statement by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1 and certain information relating to Item 14—“Other Expenses of Issuance and Distribution" relating to the Registration Statement is filed as Exhibit 99.1 to this Form 8-K.

The information contained in Item 2.02 above is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description
1.1	Underwriting Agreement dated October 26, between the Company and Lehman Brothers Inc.
99.1	Information relating to Item 14—Other Expenses of Issuance and Distribution, relating to the Registration Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

Dated: October 27, 2005	PUGET SOUND ENERGY, INC.

By: /s/ Donald E. Gaines
Donald E. Gaines Vice President Finance and Treasurer